EXHIBIT 10.2

HARRAH’S ENTERTAINMENT, INC.

2009 SENIOR EXECUTIVE INCENTIVE PLAN

(effective January 1, 2009)

I. PURPOSE

The purposes of the Harrah’s Entertainment, Inc. 2009 Senior Executive Incentive Plan (the “Plan”) are: 1) to attract and retain highly qualified individuals; 2) to obtain from each the best possible performance; 3) to establish a performance goal based on objective criteria; 4) to further underscore the importance of achieving business objectives for the short and long term; and 5) to include in such individual’s compensation package annual and long-term incentive components which are tied directly to the achievement of those objectives. Such components are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), so as to be fully deductible by Harrah’s Entertainment, Inc. (“Harrah’s”) and its subsidiary companies (collectively, the “Company”), and to not constitute deferred compensation within the meaning of Section 409A of the Code.

II. EFFECTIVE DATE; TERM

The Plan is effective as of January 1, 2009, subject to approval by the affirmative vote of a majority of the voting shares of Harrah’s, and shall remain in effect until such time as it shall be terminated by the Human Resources Committee of the Board of Directors of Harrah’s or any successor thereto, or a successor thereof (the “Committee”).

III. ELIGIBILITY AND PARTICIPATION

Eligibility to participate in the Plan is limited to senior executives of the Company who are or who at some future date may be subject to Section 16 of the Securities Exchange Act of 1934, as amended, and such other senior executives of the Company designated as eligible for participation by the Committee. Participants in the Plan (“Participants”) shall be selected annually by the Committee from those senior executives who are eligible to participate in the Plan.

IV. BUSINESS CRITERIA

The Plan’s performance goal shall be based upon the Company’s EBITDA. The “Company’s EBITDA” shall mean the Company’s consolidated net income before deductions for interest expense, income tax expense, depreciation expense, amortization expense for the performance period, each computed in accordance with accounting principles generally accepted in the U.S. (“GAAP”). The Committee may make adjustments to the calculation of the Company’s EBITDA when the performance goal is established.

V. PERFORMANCE GOAL AND PERFORMANCE PERIODS

The performance goal of each award under will be attained if the Company’s EBITDA for the performance period is positive.

Performance periods under this Plan shall consist of periods consisting of one or more fiscal years of the Company, or portions thereof, as designated by the Committee. Performance periods in the Plan may overlap.

By no later than the latest time permitted by Section 162(m) of the Code (generally, for performance periods of one year or more, no later than 90 days after the commencement of the performance period) and while the performance relating to the performance goal remains substantially uncertain within the meaning of Section 162(m) of the Code, the Committee shall grant awards for Participants for such performance period, which shall be the maximum awards specified in Section VI or such lesser awards as the Committee may determine.

Subject to the foregoing and to the limitations set forth in Section VI, no awards shall be paid to Participants unless and until the Committee makes a certification in writing with respect to the amount of the Company’s EBITDA as required by Section 162(m) of the Code.

VI. DETERMINATION OF AMOUNTS OF AWARDS

The Committee may grant awards to Participants which shall be payable if the Company’s EBITDA is positive. The maximum aggregate amount of any award payable to any Participant for any single fiscal year of the Company shall be one half percent (0.5%) of the Company’s EBITDA for such period.

The Committee shall have authority to exercise discretion in determining the amount of the award granted to each Participant at the beginning of a performance period and to exercise discretion to reduce the amount of an award which shall be payable to each Participant at the end of each performance period, subject to the terms, conditions and limits of the Plan.

The Committee may at any time establish (and once established, rescind, waive or amend) additional conditions and terms of payment of awards (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it deems desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate in administering any aspect of the Plan. However, the Committee shall have no authority to increase the amount of an award granted to any Participant or to pay an award under the Plan in excess of the maximum targeted bonus set forth above. In determining the amount of any award to be granted or to be paid to any Participant, the Committee shall give consideration to the contribution which may be or has been made by the Participant to achievement of the Company’s established objectives and such other matters as it shall deem relevant.

The payment of an award to a Participant with respect to any performance period shall be conditioned upon the Participant’s employment by the Company on the last day of the performance period; provided, however, that in the discretion of the Committee, awards may be paid to Participants who have retired or whose employment has terminated after the beginning of the period for which an award is made, or to the designee or estate of a Participant who died during such period to the extent permitted by Section 162(m) of the Code. Notwithstanding the foregoing, there is no right of any Participant to receive any payment upon retirement or other termination of employment, and such award, if any, will be made at the sole discretion of the Committee and no payment shall be made if the Company’s EBITDA is not positive.

VII. FORM OF AWARDS

All awards shall be determined by the Committee and shall be paid in cash.

VIII. PAYMENT OF AWARDS

Awards shall be paid during the 2 1/2 month period following the date the Committee certifies, in writing, that the amounts payable with respect to each award do not exceed the limitations set forth in Section VI and that the amount payable to each Participant does not exceed the amount of the targeted award granted to the Participant at the beginning of the performance period. If the Committee deems it appropriate or advisable, it may request a report from a public accounting firm stating the amount of the Company’s EBITDA for such performance period. The date of the Committee certification cannot be a date prior to the end of the performance period with respect to which the awards have been granted.

IX. SPECIAL AWARDS AND OTHER PLANS

Nothing contained in the Plan shall prohibit the Company from granting awards or authorizing other compensation to any person under any other plan or authority or limit the authority of the Company to establish other special awards or incentive compensation plans providing for the payment of incentive compensation to employees (including those employees who are eligible to participate in the Plan).

X. STOCKHOLDER APPROVAL

No awards shall be paid under the Plan unless and until the holders of the Harrah’s voting common stock have approved the Plan and the performance goal as required by Section 162(m) of the Code.

XI. ADMINISTRATION, AMENDMENT AND INTERPRETATION OF THE PLAN

The Committee shall administer the Plan. The Committee shall consist solely of two or more members of the Board of Directors of Harrah’s who shall qualify as “outside directors” under Section 162(m) of the Code. The Committee shall have full power to construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, that it believes reasonable and proper and in conformity with the purposes of the Plan and the requirements of Section 162(m) of the Code.

The Committee shall have the right to amend the Plan from time to time or to repeal it entirely or to direct the discontinuance of awards either temporarily or permanently; provided, however, that no amendment of the Plan that (1) changes the maximum award payable to any Participant as set forth in Section VI, (2) materially amends the definition of the Company’s EBITDA as used in Section IV or (3) changes to the criteria for being a Participant of the Plan, shall be effective before approval by the affirmative vote of a majority of voting common stock of Harrah’s.

Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and/or administration of the Plan shall be final, conclusive and binding on all persons affected thereby.

XII. RIGHTS OF PLAN PARTICIPANTS

Neither the Plan, nor the adoption or operation of the Plan, nor any documents describing or referring to the Plan (or any part hereof) shall confer upon any Participant any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause.

No individual to whom an award has been made or any other party shall have any interest in the cash or any other asset of the Company prior to such amount being paid. No right or interest of any Participant shall be assignable or transferable, or subject to any claims of any creditor or subject to any lien.

XIII. MISCELLANEOUS

The Company shall deduct all federal, state and local taxes required by law or Company policy from any award paid hereunder. In no event shall the Company be obligated to make an award to any Participant for any period by reason of the Company’s payment of an award to such Participant in any other period, or by reason of the Company’s payment of an award to any other Participant or Participants in such period or in any other period. Nothing contained in this Plan shall confer upon any person any claim or right to any awards hereunder. Such awards shall be made at the sole discretion of the Committee.

The Plan shall be unfunded. Amounts payable under the Plan are not and will not be transferred into a trust or otherwise set aside. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan. Any accounts under the Plan are for bookkeeping purposes only and do not represent a claim against the specific assets of the Company.

It is the intent of the Company that the Plan and awards made hereunder shall satisfy and shall be interpreted in a manner that satisfies any applicable requirements as qualified performance-based compensation within the meaning of Sections 162(m) and 409A of the Code. Any provision, application or interpretation of the Plan that is inconsistent with this intent to satisfy the standards in Sections 162(m) and 409A of the Code shall be disregarded.

Any provision of the Plan that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Plan. The Plan and the rights and obligations of the parties to the Plan shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware (without regard to principles of conflicts of law).

4